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As filed with the Securities and Exchange Commission on May 5, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Praxair, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-1249050 (I.R.S. Employer Identification No.)

39 Old Ridgebury Road
Danbury, CT 06810-5113
(Address of Principal Executive Offices)

1992 Praxair, Inc. Long Term Incentive Plan
1996 Praxair, Inc. Senior Executive Performance Award Plan
1996 Praxair, Inc. Performance Incentive Plan
(Full Title of the Plan)

David H. Chaifetz
Vice President, General Counsel and Secretary
Praxair, Inc.
39 Old Ridgebury Road
Danbury, CT 06810 -5113
(Name and Address of Agent for Service)

(203) 837-2000
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE(1)

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value(3)	6,000,000 shares	$36.83	$220,980,000	$27,998.17

(1)
This Registration Statement on Form S-8 is being filed pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"). 60,000,000 shares (30,000,000 shares prior to the stock split effectuated on December 15, 2003) of Common Stock of Praxair, Inc. were previously registered, and an aggregate fee of $140,625.00 was previously paid, under our Registration Statement on Form S-8 (Registration No. 33-48479), which is hereby combined with this Registration Statement under Rule 429 of the Securities Act.
(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933. The price per share is estimated based on the average of the high and low trading prices for Praxair, Inc.'s Common Stock on April 30, 2004, as reported by the New York Stock Exchange on April 30, 2004.
(3)
Includes the Common Stock Purchase Rights associated therewith.

EXPLANATORY NOTE

        The purpose of this Registration Statement on Form S-8 of Praxair, Inc. (the "Registrant") is to register an additional 6,000,000 shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to the Registrant's 1992 Praxair, Inc. Long Term Incentive Plan (the "Plan"). The contents of Registration Statement on Form S-8 filed on June 16, 1992 (Registration No. 33-48479) including Post-Effective Amendment No. 1 thereto filed on April 18, 1996 (Registration No. 33-48479) and including Post-Effective Amendment No. 2 thereto filed on December 18, 1996 (Registration No. 33-48479), previously filed by the Registrant and relating to 60,000,000 shares (30,000,000 shares prior to the stock split effectuated on December 15, 2003) of the Common Stock to be offered pursuant to the Plan, are incorporated by reference hereto pursuant to General Instruction E to Form S-8.

        The document(s) containing the information concerning the Plan specified in Part I of the instructions to Registration Statement on Form S-8 have been or will be sent or given to the participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). In accordance with the Note to Part I of the instructions to Registration Statement on Form S-8, such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are hereby incorporated by reference in this Registration Statement:

          (a)   Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Commission on March 8, 2004 ("2003 Form 10-K").

          (b)   Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the Commission on May 4, 2004.

          (c)   Current Reports on Form 8-K, each as filed with the Commission on April 13, 2004, January 28, 2004 and January 6, 2004.

          (d)   The portions of our Proxy Statement relating to our Annual Meeting of Stockholders held on April 27, 2004, as filed with the Commission on March 15, 2004, that have been incorporated by reference into the 2003 Form 10-K.

          (e)   The description of the Registrant's Common Stock, $0.01 par value, which is contained in the Registrant's Registration Statement on Form 10 (File No. 1-11037), filed with the Commission on March 10, 1992, as amended by Form 8 dated May 22, 1992, Form 8 dated June 9, 1992 and Form 8 dated June 12, 1992.

          (f)    All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Kelley Drye & Warren LLP regarding the legality of the securities being registered hereunder.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereof).

2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut on this 5th day of May, 2004.

PRAXAIR, INC.
By:	/s/ JAMES S. SAWYER Name: James S. Sawyer Title: Senior Vice President and Chief Financial Officer

        Each person whose signature appears below appoints James S. Sawyer and David H. Chaifetz his attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the Registration Statement (including post-effective amendments) and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENNIS H. REILLEY Dennis H. Reilley	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 27, 2004
/s/ JAMES S. SAWYER James S. Sawyer	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 27, 2004
/s/ ALEJANDRO ACHAVAL Alejandro Achaval	Director	April 27, 2004
/s/ CLAIRE W. GARGALLI Claire W. Gargalli	Director	April 27, 2004
/s/ RONALD L. KUEHN, JR. Ronald L. Kuehn, Jr.	Director	April 27, 2004
/s/ RAYMOND W. LEBOEUF Raymond W. LeBoeuf	Director	April 27, 2004

3

/s/ BENJAMIN F. PAYTON Benjamin F. Payton	Director	April 27, 2004
/s/ G. JACKSON RATCLIFFE, JR. G. Jackson Ratcliffe, Jr.	Director	April 27, 2004
/s/ WAYNE T. SMITH Wayne T. Smith	Director	April 27, 2004
/s/ H. MITCHELL WATSON, JR. H. Mitchell Watson, Jr.	Director	April 27, 2004

4

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Kelley Drye & Warren LLP regarding the legality of the securities being registered hereunder.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereof).

5

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX